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                                                                    Exhibit 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement of our reports dated June 8, 1999, relating to the financial statements of Paradyne Networks, Inc. (formerly Paradyne Acquisition Corp.) and the Financial Statement Schedule listed in Item 16(b) of the Form S-1 (Registration No. 333-76385), and our report dated November 23, 1998, relating to the financial statements of Paradyne Predecessor Business, all which are included in Paradyne Network, Inc.'s Registration Statement on Form S-1.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Tampa, Florida
July 12, 1999